UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2007

Palm, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29597	94-3150688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

950 W. Maude Avenue, Sunnyvale, California	94085
(Address of principal executive offices)	(Zip Code)

(408) 617-7000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Registration Rights Agreement

On October 24, 2007, in connection with the closing of the purchase (the “Purchase”) by Elevation Partners, L.P. (“Elevation”) and Elevation Employee Side Fund, LLC (the “Elevation Side Fund” and together with Elevation, the “Elevation Parties”) of an aggregate of 325,000 shares of Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) of Palm, Inc. (the “Company”) pursuant to that certain Preferred Stock Purchase Agreement and Agreement and Plan of Merger dated as of June 1, 2007, as amended (the “Preferred Stock Purchase Agreement”), by and among the Company, Elevation and Passport Merger Corporation, the Company entered into a Registration Rights Agreement with the Elevation Parties. The Registration Rights Agreement provides the Elevation Parties and their assignees with certain demand and “piggyback” registration rights with respect to the Company’s common stock issued upon conversion of the Series B Convertible Preferred Stock. The Registration Rights Agreement is described more fully on pages 67 to 68 under the caption “Certain Agreements Related to the Transaction – Registration Rights Agreement” of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on August 10, 2007 (the “2007 Proxy Statement”) which is incorporated herein by reference. However, any description of the Registration Rights Agreement is qualified by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Stockholders’ Agreement

In connection with the Purchase, the Company and the Elevation Parties also entered into a Stockholders’ Agreement, dated as of October 24, 2007 (the “Stockholders’ Agreement”), which, among other things, contains certain governance arrangements and various provisions relating to board composition, stock ownership, transfers by Elevation and its affiliates, voting and other matters. The Stockholders’ Agreement also contemplates changes to the Rights Agreement (as defined below) to give effect to certain provisions contained in the Stockholders’ Agreement. The Stockholders’ Agreement is described more fully on pages 68 to 71 under the caption “Certain Agreements Related to the Transaction – Stockholders’ Agreement” of the 2007 Proxy Statement which is incorporated herein by reference. However, any description of the Stockholders’ Agreement is qualified by reference to the full text of the Stockholders’ Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Rubinstein Offer Letter

The description of Jonathan Rubinstein’s Offer Letter, as amended, set forth in Item 5.02 below is incorporated herein by reference.

Credit Agreement

On October 24, 2007, the Company entered into a Credit Agreement among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Morgan Stanley Senior Funding, Inc., as Syndication Agent (the “Credit Agreement”). The Credit Agreement provides for $400.0 million of senior secured term loans which mature on April 24, 2014 and up to $30.0 million of senior secured revolving loans which mature on October 24, 2012. The Company borrowed $400.0 million in term loans simultaneously with the closing of the transactions contemplated by the Preferred Stock Purchase Agreement (the “Closing”). These proceeds will be used, together with cash on hand and the net proceeds of the purchase by the Elevation Parties of 325,000 shares of the Series B Convertible Preferred Stock for $325.0 million, to pay the cash distribution of $9.00 per share to the stockholders of the Company as of the effective time of the merger of Passport Merger Corporation with and into the Company (the “Merger”).

The Credit Agreement permits the Company to add one or more incremental term loan facilities and/or increase the commitments for revolving loans in an aggregate amount of up to $25.0 million. In addition, up to $5.0 million of the revolving commitments may be used for swingline loans and up to $30.0 million of the revolving commitments may be used for the issuance of letters of credit.

The loans under the Credit Agreement bear interest, at the election of the Company, at either (i) the base rate, which is defined as a fluctuating rate per annum equal to the greater of (A) the prime rate in effect on such day and (B) the federal funds rate in effect on such day plus  1/2 of 1%, plus 2.50% or (ii) the adjusted LIBO rate plus 3.50%. Interest on the loans is payable quarterly in arrears with respect to base rate loans and at the end of an interest period in the case of adjusted LIBO rate loans (or at three month intervals if the interest period exceeds three months). The Credit Agreement provides for the amortization of the principal amount of the term loan in quarterly installments of $1.0 million per quarter through March 31, 2013, $94.0 million for the next four quarterly installments and $2.0 million on the maturity date. All outstanding principal amounts of the term loans and the revolving loans, respectively, together with accrued and unpaid interest thereon, are due on the applicable maturity date. The Company is required to make annual mandatory prepayments of outstanding principal under the term loans with the applicable percentage of any Excess Cash Flow (as defined in the Credit Agreement). In addition, the Company is required to make mandatory prepayments of the outstanding principal amount of the term loans with the net cash proceeds from the sale of certain assets and the receipt of insurance payments, in each case to the extent such proceeds are not reinvested in assets of the Company or its subsidiaries, and from the net cash proceeds from the incurrence of specified indebtedness. The Credit Agreement provides for a premium on voluntary prepayments of the term loans in an amount equal to 3% of the principal amount prepaid if such prepayment is made prior to the first anniversary of the closing date, 2% of the principal amount prepaid if such prepayment is made on or after the first anniversary of the closing date and prior to the second anniversary of the closing date and 1% of the principal amount prepaid if the prepayment is made on or after the second anniversary of the closing date and prior to the third anniversary of the closing date.

The obligations under the Credit Agreement are guaranteed by the Company’s existing and future material domestic subsidiaries, subject to some limited exceptions, pursuant to a Guarantee and Collateral Agreement, dated October 24, 2007, among the Company, the subsidiaries of the Company identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent. Such obligations, including the guarantees, are secured by substantially all of the assets of the Company and its subsidiary guarantors.

The Credit Agreement contains affirmative covenants, including covenants regarding reporting requirements, the payment of taxes and other obligations, maintenance of property and insurance, and compliance with applicable laws and regulations. Further, the Credit Agreement contains negative covenants limiting the ability of the Company and its subsidiaries to, among other things, incur debt, grant liens, engage in certain fundamental changes, make investments, sell assets, make restricted payments, engage in affiliate transactions and amend certain material agreements. The events of default under the Credit Agreement include payment defaults, cross defaults with other material indebtedness, judgment defaults, breaches of covenants and bankruptcy events.

Some of the lenders under the Credit Agreement and/or their affiliates have from time to time performed and may in the future perform various commercial banking, investment banking and other financial advisory services for the Company and/or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees and commissions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Credit Agreement” in Item 1.01 above is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

On October 24, 2007, the Company issued an aggregate of 325,000 shares of its Series B Convertible Preferred Stock to the Elevation Parties pursuant to the Preferred Stock Purchase Agreement which Preferred Stock Purchase Agreement has been filed with the Securities and Exchange Commission (the “Commission”) and is described more fully in the Current Report on Form 8-K filed by the Company on June 4, 2007. The Company is relying on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended or Rule 506 promulgated thereunder based on (i) representations to the Company made by Elevation that it is an accredited investor and (ii) the fact that Elevation was the only person offered shares of its Series B Convertible Preferred Stock. The Company is relying on the exemption from registration afforded by Section 3(a)(9) of the Securities Act of 1933 for the issuance of the shares of common stock contemplated in the Merger in exchange for the outstanding shares of common stock based on the fact that no commission or remuneration is being paid or given directly or indirectly for soliciting such exchange.

Item 3.03. Material Modification to Rights of Security Holders.

On October 24, 2007, prior to the Closing, the Company and Computershare Trust Company, N.A (the “Rights Agent”), entered into Amendment No. 3 (the “Third Amendment”) to the Preferred Stock Rights Agreement between the Company and the Rights Agent, dated as of September 25, 2000 and amended on November 12, 2004 and June 1, 2007 (the “Rights Agreement”). The Third Amendment provides that Elevation and certain of its affiliates may beneficially own more than 15% of the Company’s common shares outstanding without causing a triggering event under the rights plan, so long as their ownership percentage does not exceed the standstill limit provided for in the Stockholders’ Agreement. The Third Amendment also provides that if Elevation or certain of its affiliates enter into any agreement, arrangement or understanding with a third party with respect to the permitted purchase or sale of any equity securities of the Company, then, for purposes of the Rights Agreement, (i) neither Elevation nor its affiliates shall be deemed to beneficially own any equity securities of the Company held by the third party (other than the securities that are the subject of the agreement or arrangement) and (ii) neither the third party nor any of its affiliates shall be deemed to beneficially own any equity securities of the Company held by Elevation or its affiliates (other than the securities that are the subject of the agreement or arrangement). Additionally, the Third Amendment provides that if any of the Company’s equity securities held by Elevation or certain of its affiliates are subject to a permitted pledge or contractual encumbrance resulting from the incurrence of indebtedness from a bank or financial institution, then, for purposes of the Rights Agreement, (i) neither Elevation nor its affiliates shall be deemed to beneficially own any equity securities of the Company held by such bank or financial institution (other than the securities that are the subject of the pledge or encumbrance) and (ii) neither such bank or financial institution, nor any of its affiliates, shall be deemed to beneficially own any Company equity securities pledged by Elevation or its affiliates, except to the extent such securities are acquired by such bank or financial institution as a result of a foreclosure thereon. Finally, the Third Amendment provides that for purposes of determining whether or not a person is an acquiring person, the 15% threshold shall be calculated based on the number of shares of common stock outstanding plus the number of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock outstanding.

The foregoing description of the Third Amendment does not purport to be complete and is qualified by reference to the Third Amendment, a copy of which is filed as Exhibit 4.4 to the Company’s Amendment No. 3 to Form 8-A/A filed with the Commission on October 30, 2007 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 24, 2007, in connection with the Closing, Eric A. Benhamou and Bruce W. Dunlevie resigned from the board of directors of the Company (the “Board”).

In connection with the Closing, the Board appointed Jonathan Rubinstein, Fred D. Anderson and Roger B. McNamee to the Board. Mr. Rubinstein will serve as a Class I director with a term expiring at the annual meeting of stockholders in 2009 and Messrs. Anderson and McNamee will serve as Series B Directors (as defined in the Certificate of Designation). Unless earlier terminated pursuant to the terms of the Certificate of Designation, the Series B Directors will serve until the next special or annual meeting of stockholders called for the purpose of electing Series B Directors at which such Series B Director is up for election or at any special meeting of the holders of Series B Convertible Preferred Stock, as the case may be, for the purpose of removing the Series B Directors. In addition, Mr. Anderson was appointed to be a member of the Compensation Committee and Mr. McNamee was appointed to be a member of the Nominating and Governance Committee.

Also in connection with the Closing, Mr. Rubinstein, 51, was appointed as Executive Chairman of the Board. Mr. Rubinstein was most recently senior vice-president and general manager of Apple’s iPod division, until his departure from the company in 2006. Mr. Rubinstein joined Apple as senior vice-president of hardware engineering in 1997. Prior to joining Apple, Mr. Rubinstein spent two decades at a variety other computer companies, including Hewlett-Packard and NeXT, and started his own computer company, Firepower Systems Inc. Mr. Rubinstein currently serves as chairman of the board of directors of Immersion Corporation.

The terms of Mr. Rubinstein’s employment with the Company are set forth in an offer letter dated June 1, 2007, as amended effective as of the Closing date, that became effective upon the Closing (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Rubinstein will receive an annual salary of $600,000 and he will be entitled to participate in the Company’s benefit programs for which he qualifies. Mr. Rubinstein will also be entitled to the following equity awards to be granted after the closing date:

•

Mr. Rubinstein will be entitled to receive an option to purchase 2,000,000 shares of common stock at fair market value on the date of grant (which will be the sixth day of the month following the month in which his employment commences), or if the date of grant is other than a trading day, on the trading day immediately preceding the date of grant. Provided Mr. Rubinstein is a service provider on each vesting date, the option will vest as to:

•	1,000,000 of the shares subject to the option, 25% on the 9-month anniversary of the date of grant and 1/45 per month thereafter through the 45-month anniversary of the date of grant; and

•	1,000,000 of the shares subject to the option, based on a combination of time and achievement of a specified cumulative total stockholder return, or CTSR, as follows:

•

as to 333,334 of the shares subject to the option, 25% of such shares on the later of the time that Palm achieves a CTSR of 50% or the 9-month anniversary of the grant date, and as to the remaining 75% on a monthly basis beginning on the 10-month anniversary of the grant date provided that a CTSR of 50% has been achieved, and if it is achieved after any of the vesting dates, then such shares that haven’t vested will immediately vest, and if a 50% CTSR is not achieved prior to the 45-month anniversary of the grant date, such portion of the option will be forfeited;

•

as to 333,333 of the shares subject to the option, 25% of such shares on the later of the time that Palm achieves a CTSR of 100% or the 9-month anniversary of the grant date, and as to the remaining 75% on a monthly basis beginning on the 10-month anniversary of the grant date provided that a CTSR of 100% has been achieved, and if it is achieved after any of the vesting dates, then such shares that haven’t vested will immediately vest, and if a 100% CTSR is not achieved prior to the 45-month anniversary of the grant date, such portion of the option will be forfeited; and

•

as to 333,333 of the shares subject to the option, 25% of such shares on the later of the time that Palm achieves a CTSR of 200% or the 9-month anniversary of the grant date, and as to the remaining 75% on a monthly basis beginning on the 10-month anniversary of the grant date provided that a CTSR of 200% has been achieved, and if it is achieved after any of the vesting dates, then such shares that haven’t vested will immediately vest, and if a 200% CTSR is not achieved prior to the 45-month anniversary of the grant date, such portion of the option will be forfeited.

•

Mr. Rubinstein will be entitled to receive a performance share grant for 1,000,000 shares of common stock. Provided Mr. Rubinstein is still a service provider on such vesting date, the performance shares will vest as to:

•	125,000 shares on each of the 9-month, 21-month, 33-month and 45-month anniversaries of the grant date; and

•	the remaining 500,000 shares, based on a combination of time and achievement of a specified CTSR, as follows:

•

as to 250,000 shares, 25% of such shares will vest on the later of the date that Palm achieves a CTSR of 50% and the 9-month anniversary of the grant date, 25% of such shares will vest on the later of the date that Palm achieves a CTSR of 50% and the 21-month anniversary of the grant date, 25% of such shares will vest on the later of the date that Palm achieves a CTSR of 50% and the 33-month anniversary of the grant date, and 25% of such shares will vest on the later of the date that Palm achieves a CTSR of 50% and the 45-month anniversary of the grant date, and to the extent a CTSR of 50% is not achieved by the 45-month anniversary of the grant date, such shares shall be forfeited; and

•

as to 250,000 shares, 25% of such shares will vest on the later of the date that Palm achieves a CTSR of 100% and the 9-month anniversary of the grant date, 25% of such shares will vest on the later of the date that Palm achieves a CTSR of 100% and the 21-month anniversary of the grant date, 25% of such shares will vest on the later of the date that Palm achieves a CTSR of 100% and the 33-month anniversary of the grant date, and 25% of such shares will vest on the later of the date that Palm achieves a CTSR of 100% and the 45-month anniversary of the grant date, and to the extent a CTSR of 100% is not achieved by the 45-month anniversary of the grant date, such shares shall be forfeited.

For purposes of the offer letter, CTSR will be measured by a cumulative increase in the closing price of common stock on the Nasdaq Global Market or other exchange which is the principal market for the common stock. For purposes of the calculation, the starting point for the measurement will be the lower of $8.50 and the exercise price per share of the initial option granted to Mr. Rubinstein.

In addition, Mr. Rubinstein entered into an Employee Agreement, a Severance Agreement and a Management Retention Agreement with the Company, all dated June 1, 2007 and effective as of the Closing. Each of the Employee Agreement, the Severance Agreement and the Management Retention Agreement is described more fully on pages 73 to 76 under the caption “Jonathan Rubinstein Employment Agreements – Severance Agreement” “—Management Retention Agreement” and “—Employee Agreement” which descriptions are incorporated herein by reference.

On October 30, 2007, Palm’s compensation committee, as constituted both before and after the appointment of Mr. Anderson as described above, approved an increase to the annual base salary of Edward Colligan to $800,000 effective as of September 1, 2007.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously approved by the Company’s stockholders and disclosed in the 2007 Proxy Statement, on October 23, 2007, the Company filed a Certificate of Designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware which sets forth the rights, preferences and privileges of the Series B Convertible Preferred Stock. A copy of the Certificate of Designation is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

As previously approved by the Company’s stockholders and disclosed in the 2007 Proxy Statement, on October 23, 2007, the Company filed an amendment to its Certificate of Incorporation (the “Certificate Amendment”) with the Secretary of State of the State of Delaware which provides that so long as Elevation and its affiliates beneficially own 15% or more of the common stock, certain change of control transactions with Elevation or its affiliates will require the approval of a majority of the voting power of Palm’s voting stock not held by Elevation or its affiliates. A copy of the Certificate Amendment is filed as Exhibit 3.3 hereto and is incorporated herein by reference.

Effective as of October 24, 2007, the Company amended and restated its bylaws (the “Amended and Restated Bylaws”) to (i) clarify, consistent with the Company’s disclosure and past practice, that the election of directors is by a plurality; (ii) clarify that the issuance of uncertificated shares is permitted; and (iii) increase the number of directors on the Board from eight (8) to nine (9). A copy of the Amended and Restated Bylaws is filed as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
3.1	Certificate of Designation of Series B Convertible Preferred Stock

3.2	Amended and Restated Bylaws

3.3	Certificate of Amendment of Certificate of Incorporation

4.1	Amendment No. 3 to Preferred Stock Rights Agreement between Palm, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.4 to the Form 8-A/A filed by Palm, Inc. with the SEC on October 30, 2007)

10.1	Registration Rights Agreement, dated as of October 24, 2007 among the Company, Elevation Partners, L.P. and Elevation Employee Side Fund

10.2	Stockholders’ Agreement, dated as of October 24, 2007 among the Company, Elevation Partners, L.P. and Elevation Employee Side Fund

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PALM, INC.

Date: October 30, 2007	/s/ Andrew J. Brown
Andrew J. Brown
Senior Vice President and Chief Financial Officer